EXHIBIT 10.26


          FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT


          This First Amendment to Non-Qualified Stock Option
Agreement dated as of this 15th day of December, 1995 (the
"Amendment") by and between Foodbrands America, Inc., formerly known as Doskocil Companies Incorporated (the "Corporation"), and
Horst O. Sieben (the "Optionee").

          WHEREAS, the Corporation and the Optionee entered into that certain Non-Qualified Stock Option Agreement dated September
29, 1994 (the "Agreement"); and

          WHEREAS, the Corporation and the Optionee mutually desire to amend the Agreement; and

          WHEREAS, in connection with his agreement to become an employee of the Corporation, the Optionee received a letter dated September 28, 1994 (the "Letter") from the Chairman, President and Chief Executive Officer of the Corporation setting forth certain provisions with respect to certain stock option grants to be made to the Optionee; and

          WHEREAS, certain provisions of the Agreement are in conflict with certain provisions of the Letter and it is the intent of the parties hereto that the Letter and the Agreement be consistent; and

          WHEREAS, the purpose of this Amendment is to incorporate certain provisions from the Letter into the Agreement so that the inconsistency between the Letter and the Agreement can be corrected; and

          WHEREAS, the Board of Directors has approved this Amendment at a meeting held on December 14, 1995.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Corporation and the Optionee hereby amend the Agreement as follows:

          1.   The Amendments.

               (a) Section 3. Section 3 of the Agreement is amended by adding the following new subsections (d) and (e):

                    (d) If a Change of Control Event occurs, the Option shall vest on the date of such event provided the Optionee is an employee of the Corporation on such date (consistent with Section 7(c) of this Agreement).

                    (e)  Notwithstanding the foregoing, the
                         Option, to the extent it has not been
                         previously exercised, shall be cancelled in the event of a material breach by the Optionee of Section 6 of that certain Transition Employment Agreement dated November 1, 1994 between the Corporation and the Optionee prior to the occurrence of a Change of Control Event if such breach causes financial injury to the Corporation.

               (b) Section 7(b). The Agreement is amended by deleting Section 7(b) in its entirety and replacing it with the following:

                        (b)  If the Optionee dies (i) on or prior
                    to July 31, 1997 or (ii) on or after January
                    1, 2000 but before the Option Expiration Date and is employed by the Corporation or a Subsidiary of the Corporation at the time of death, or if the Optionee dies within a period of three months following the termination of his or her employment (but before the Option Expiration Date), the Option may be exercised, to the extent the Optionee was entitled to exercise the Optionas of the date of his or her death, within a period ending on the earlier to occur of (A) the date which is one year following the date of death, or (B) the Option Expiration Date. Under such circumstances, the Option may be exercised by the Beneficiary named by the Optionee in a valid Beneficiary designation filed with the Committee, as more fully described in Section 12 hereof, and if no such Beneficiary designation has been filed with the Committee at such time, or if no such designated Beneficiary has survived the Optionee, then the Option may be exercised by the executor or administrator of the estate of the Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

               (c) Section 7(d). Section 7(d) of the Agreement is amended by deleting it in its entirety.

          2. The Agreement. The term "Agreement" as used in the Non-Qualified Stock Option Agreement and in this Amendment shall hereafter mean the Non-Qualified Stock Option Agreement as amended by this Amendment. The Non-Qualified Stock Option Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.


                               FOODBRANDS AMERICA, INC.



                               By: (R. Randolph Devening)
                                  R. Randolph Devening, Chairman,
                                  President and Chief Executive
                                  Officer


                               (Horst O. Sieben)
                               Horst O. Sieben